Exhibit 10.6

Employee Contract

No.: 001

Party A: China Housing & Land Development Inc.

Mailing address: 6 Youyi Dong Road Hanyuan 4F, Xi'an Shaanxi Province 710054

Legal representative or commission agent: Lu Pingji
Economic type: Foreign-funded Enterprise

Tel: 029-82582653

Party B: Lu Pingji

Level of education: Bachelor Degree

Sex: Male

Resident ID card: 610103195009180011

Home address: 8 Youyi Dong Road Xi’an

Postal code: 710054

Street office:

Tel: 13909293388

Emergency contact: Jiao Fengrong           Tel: 13909293388

According to the Labor Law of the People’s Republic of China and the Labor Contract Law of the People’s Republic of China and upon consultation on the basis of equality and free will, Party A and Party B hereby enter into this Contract, agreeing as follows:

I. Contract Period

Article 1   This contract takes effect from January 1, 2008 to January 1, 2009.

II. Job Content and Working Place

Article 2    Party B agrees to work as President (CEO) according to Party A’s needs.

Article 3   Party B works in Xi’an City.

Article 4   Party B shall seriously take job responsibilities specified by Party A and finish his or her own job in terms of time, quality and quantity. Party B shall not be allowed to take part-time jobs in other Units without being permitted by Party A.

Article 5   Party A, on the basis of his or her personnel management system, business needs and task performance of Party B, may rationally adjust operating post and job content of Party B. Book on alteration of labor contract shall be signed if Party B is willing to obey.

III. Labor Protection and Working Condition

Article 6   Party A arranges Party B to carry out fixed working time system.

Article 7   Party A arranges Party B to work five days of a week, 7.5 hours per day and receive training on Saturday morning. Party A guarantees that Party B has at least one day off every week.

Article 8   Party A arranges Party B to leave in legal holidays or other holidays stated by the law.

Article 9   Party A, in order to ensure the realization of the operational plan, can adopt flexible working including concentration job, concentration rests, having holidays by turns and having compensation leaves, etc. as required.

Article 10   Party B shall obey the unified arrangement of Party A in the event that Party A arranges him or her to work overtime because of job demand.

Article 11   Party B’s overtime shall only be paid with Party A’s approval.

Article 12   Party A provides Party B with necessary working conditions, labor tools, good working environment, operating instruction, job specification, labor safety and health system and its standard.

Article 13 Party A is responsible for the education and training for Party B in many aspects including political thought, professional ethics, vocational skills, labor safety and health and related rules and regulations.

IV. Labor Remuneration

Article 14   The salary distribution of Party A follows the principle of distribution according to work.

Article 15   The salary of Party B is determined in accordance with the methods of internal salary distribution which is listed in rules and regulations made by Party A according to the law.

Article 16   After Party B, carrying out the fixed working time system to work for Party A, gives normal work with normal attendance, Party A shall pay salary of last month or living allowance to Party B in cash by the 10th of every month.

Article 17   After negotiation and mutually agreed by both parties, Party B’s basic salary on the job is 2200Yuan/Month, performance salary is 122800 Yuan/Month.

Article 18   Merit pay is given according to guidelines for performance evaluation and performance assessment rule established by Party A in accordance with the law.

Article 19   Party A has the right to adjust Party B’s salary according to his or her production operations, alteration of Party B’s post and distribution methods for labor remuneration established in accordance with the law.

V. Social Insurance and Welfare

Article 20   Party A shall pay for the pension insurance, unemployment insurance, medical insurance, overall-planned medical care for serious illnesses, housing fund and other social insurances of Party B according to relevant regulations of the State and Xi’an. The part that should be paid by Party B shall be covered by Party B, and deducted and paid by Party A from the salary. The payment shifts according to relevant regulations when the two parties cancel or terminate the contract.

Article 21   Party B’s salary on public holidays, home leaves, marriage or funeral leaves, maternity leave for women employees, and the living subsidies (economic compensation fund), medical subsidies when the contract is canceled or terminated shall be paid in accordance with relevant laws, regulations, rules and policies.

Article 22   If Party B is sick or injured for non-work-related reasons, the payment of Party B’s sick leave pay, sickness relief, and medical treatment shall be conducted according to relevant regulations of the State and Xi’an (See Annex).

Article 23   If Party B is sick or injured for work-related reasons, the payment of Party B’s salary and medical insurance shall be conducted according to relevant regulations of the State and Xi’an (See Annex).

Article 24   Party A shall provide Party B with the following benefits: festival bonus, physical examination, travels, and paid vacation, etc..

VI. Labor Discipline

Article 25   Party B shall comply with the rules and regulations established by Party A in accordance with the law, strictly abide by the labor safety and health and working rules as well as job specification, care for Party A’s property, comply with professional ethics and take an active part in the training organized by Party A to improve ideological awareness and vocational skills.

Article 26   Party B shall not engage in any other second job or activity which is conflicted with the interest of Party A and shall keep Party A’s business secret and intellectual property rights and protect Party A’s prestige and interest.

Article 27   Party A may impose disciplinary action or economic punishment to Party B or even dissolve the labor contract according the stipulations of the State and the Unit in the event that Party B breaches labor discipline or rules and regulations.

VII. Alteration, Dissolution, Termination and Renewal of Contract

Article 28   The contents of the labor contract shall be altered if the laws, rules and regulations on which the labor contract is changed.

Article 29   When objective conditions serving as the basis of the conclusion of the labor contracts changes dramatically, resulting in preventing the contract from being implemented, the relevant contents of the labor contract may be altered upon agreement of both parties through consultation. The modification of this contract shall be in written form.

Article 30    The contract may be revoked after both parties reach an agreement through consultation.

Article 31   Party A may revoke the labor contract immediately if any of the following cases occur with Party B:

1.     Party A can not conduct employment formalities or pay social insurance because Party B fails to offer related employment information within 30 days.

2.     It has been confirmed that Party B has given false personal information for application to Party A, including but not limited to as follows:

A.     False or fake resignation certificate, identification, residential certificate, education certificate, health certificate etc..

B.     Party B has mental, infectious or other diseases that adversely affect the work before application, but fails to make a statement of the diseases.

C.     Party B has records of demerit, retention, dismission, expulsion or any other serious punishment in other units, or other misdeeds like using drugs before application, but fails to make a statement of the records.

D.     Party B was reformed through labor, imprisoned, or penalty punished once, but fails to make a statement.

3.     When Party B is proved during probation periods to be unqualified for employment;

4.     When Party B seriously violates labor disciplines or employee manual or rules and regulations of Party A;

5.     When Party B causes great losses to Party A due to serious dereliction of duties or engagement in malpractice for selfish ends;

6.      When Party B establishes a labor relationship with other employers at the same time and may seriously influence his completion of the works in this entity, or refuses to make a correction even though Party A has pointed it out;

7.     When Party B’s criminal liability is prosecuted according to law or Party B is sent for re-education through labor or sent to public security organs to carry out detention education;

8.     Other circumstances as prescribed by laws or administrative regulations.

Article 32   Party A may revoke the labor contract or dismiss Party B but shall notify Party B of his or her decision in writing 30 days in advance in any one of the following cases:

1.     Party B can neither take up his or her original jobs nor any kinds of new jobs specified by Party A after completion of medical treatment for their illnesses or injuries not suffered during work;

2.     Party B is incompetent in his or her job and remains so even after training or after readjusting the work post and refuses to obey work arrangement and labor management of Party A.

3.     The objective conditions change significantly because Party A changes products, makes significant technological renovation or adjusts the form of business operation and so on, or Party B’s post disappears, which renders the labor contract unperformed.

4.     Party A encounters serious difficulties in production and management or is on the brink of bankruptcy and undergoes legal rectification period.

5.     No agreements on an alteration of labor contracts can be reached between two parties according to the stipulation in Article 29 of the contract.

Article 33   Party A can not terminate or revoke the labor contract according to Article 31 and Article 32 of the contract should any one of the following cases occur with Party B:

1.     Party B has totally or partially lost his or her labor ability, which is confirmed by the labor appraisal committee in city, district and county, due to occupational diseases or work-related injuries

2.     Party B is receiving treatment for his or her diseases or injuries during the prescribed period of time;

3.     Party B is a female employee during her pregnancy, puerperal, or nursing periods (no less than 90 days);

4.     Party B has been working for the unit continuously for no less than 15 years and is less than 5 years away from his legal retirement age;

5.     Other circumstances as prescribed by laws or administrative regulations.

Article 34   Party B, when planning to revoke labor contracts, shall give written notice to Party A in 30 days in advance.

Article 35   Party B can, at any time, notify Party A of his or her decision to revoke the labor contract in any one of the following cases:

1.     Party B offers his or her resignation to Party A in more than 3 days in advance during his or her periods of probation;

2.     Party A fails to provide labor protection or labor condition in accordance with the stipulation of this Contract..

3.     Party A fails to pay Party B remunerations in accordance with the stipulation of this contract.

4.     Party A fails to pay social insurance premiums for Party B in accordance with the law.

5.     Party B offers his or her resignation to Party A in 30 days in advance;

6.     Other circumstances as prescribed by laws or administrative regulations.

Article 36   The labor contract shall be terminated if the term provided for in the contract expires. Both Party A and Party B may renew the contract through mutual consultation.

Article 37   The contract shall be terminated if Party B retires, quits working or resolutive conditions for terminating the contract agreed upon appears.

Article 38   The labor contract may be terminated in any one of the following cases:

1.     The labor contract expires and both parties can not reach an agreement in terms of renewal of the same working conditions.

2.     The conditions as agreed by the parties concerned for terminating the contract occur, for example, Party B has been confirmed to finish a certain work task.

3.     Party B goes bankrupt, is dissolved, canceled or ordered to close or its business license is revoked.

4.     Party B has begun to enjoy the basic old-age insurance treatments or has retired or is announced to be dead or missing;

5.     Party B is unable to perform contractual obligations temporarily but it is conditional and possible for him to continue to fulfill the contract, including but not limited to Party B involves criminal case and is confined liberty by public security, national security or judicial authority, and Party B fails to perform the contract normally over 15 days because he or she is released from regular work for study or receives advanced study, etc..

6.     Other circumstances as prescribed by laws or administrative regulations.

VIII. Economic Consideration and Compensation

Article 39   If one of following cases occurs, Party A who violates the agreed terms of labor contract shall pay Party B economic compensation fund in accordance with the following standards:

1.     Where Party A wrongly deducts or delays payment of salaries to Party B without valid cause, or refuses to pay overtime compensation to Party B, Party A shall, in addition to paying the salaries to Party B in full by the stipulated time, also pay economic compensation equal to 25% of the corresponding salaries.

2.     Where the salary remunerations paid by Party A to Party B are lower than this city minimum salary rate, it shall pay additional economic compensation equal to 25% of the part that lower than the minimum salary rate when making up the part that is lower.

Article 40   If one of the following cases occurs, Party A shall pay Party B one month economic compensation which is equal to average salary in the first 12 months before the termination of the contract by Party B for every full year of work, up to the maximum of 12 months, according to the employment term of Party B.

1.     Party A terminates the contract through consensus with Party B.

2.     If Party B can not be competent for the job, and after the course trains or adjusting working station still be competent for the job, Party A shall terminate the contract.

Article 41   If termination of the contract is due to the reason that Party B is confirmed by the labor appraisal committee that be sick or non-work-related injured and be unable to take on the former job or other job Party A assigns, Party B shall be paid by Party A not less than per capita salary and medical treatment allowances in the first 6 months of the company. Those who have serious illness or incurable disease shall be paid added medical treatment allowances, in which not less than 50% for the serious illness and not less than 100% for the incurable disease.

Article 42   Party A shall pay Party B losses in accordance with the Labor Contract Law if the conclusion of any invalid contract is attributed to Party A or the labor contract is explained by violating the agreed terms and have caused damages to Party B.

Article 43   Party B shall pay for Party A losses in accordance with the Labor Contract Law if the conclusion of any invalid contract is attributed to Party B or the labor contract is explained by violating the agreed terms and have caused damages to Party A.

Article 44   As to the employee contributive trained and recruited by Party A, Party B shall liquidate training and recruiting expenses on condition that Party B terminates the labor contract. The standard is: .

Article 45   Where Party B did not submitted resignation 30 days in advance or leaved without permission, Party B shall be paid the monthly salaries after handover of the work.

Article 46   Party B shall be liable for compensation in accordance with the provisions of laws, regulations and contracts if Party B owns Party A or the labor contract is terminated by violating the agreed terms and have caused damages to Party A, and Party A possesses right to deduct from the salaries, bonus, allowances and subsidies (including but not limited to), but this kind of deduction shall not violate the provisions of laws and regulations in case of any deficiency, Party A still has right of recourse against Party B.

IX. the Period of Training and Service and Competition Restriction

Article 47   Supplementary agreement of training/ education may be signed by both parties in which the specific period of service and standard of compensation shall be agreed and carried out.

Article 48   Party B shall maintain trade secrets of Party A. Trade secrets in this article refer to the technical secret and operational information, which is not known to the public, which is capable of bringing economic benefits to Party A , which has practical applicability and which Party A has taken measures to keep secret. Including but not limited to the follows:

1.     Technical information: Generally, the range of technical information includes technical solution, engineering design, circuit layout, flow of work, technical index, computer software, database, design drawing, model die, operation manual, technical document and business letters involved in trade secrets.

2.     Business information: Generally, the range of business information includes list of client, marketing plan, acquisition of materials, pricing policy, non-disclose financial resources, remuneration for labor, object in invitation for bids and submission for bids and the content of bid document.

3.     The company shall undertake the obligation to keep secrets to the public in accordance with the provisions of laws and relevant agreements.

Article 49   The term of the competition restriction of Party B is within year/years (month/months) after dissolve or termination of the labor contract. The range of competition shall be other companies in the same industry in Shaanxi Province. During the term of the competition restriction, Party A shall pay Party B certain economic compensation with the specific standard of , the form of payment is . In the event that Party B violates competition restriction, it shall pay liquidated damages RMB Yuan. If the liquidated damages are insufficient for the actual losses of Party A, Party A shall reserve the right of recourse for the actual losses.

X. Other Contents Agreed by Both Parties

The following articles shall be added through consensus by both parties, that is:

The following articles shall be cancelled through consensus by both parties, that is:

Article 50   Legal liabilities of violating labor contract: Because the fault of either Party A or Party B causes what the contract cannot be fulfilled or cannot fulfill completely and causes economic compensations to the other party, legal liability shall be undertaken by the one party that has fault according to its consequence and responsibility; If belong to bilateral fault, according to actual condition, undertake the responsibility of respectively by each side.

XI. Settlement of Labor Disputes

Article 51   In the event of any labor dispute arising during the period of performing the contract, the both parties shall apply for mediation to the Labor Dispute Coordinating Committee of their own unit. In case no settlement can be reached, the party that requires for arbitration shall submit to Xi’an city labor dispute arbitration committee within 60 days starting from the date of the occurrence of a labor dispute. The party also shall apply for arbitration to labor dispute arbitration committee directly. If one of the parties is not satisfied with the adjudication of arbitration, the party may bring the case to a people’s court.

XII. Others

Article 52   This contract is the complete labor contract, all the previous oral or written form agreements by Party A and Party B shall be replaced by the labor contract.

Article 53   The inventions and creations, works, computer software, technical secrets or other trade secrets produced by Party B in execution of the tasks, or mainly by using the material and technical means of Party A shall be hold by Party A. Party B shall provide information, take action, including application, enrollment and registration according to the requirements of Party A, to assist Party A to get and exercise the relevant intellectual property rights.

In the event that the right of authorship of the above mentioned inventions, works, computer software, technical secrets and other trade secrets belongs to Party B according to provisions of laws, Party A shall respect the moral rights of Party B and assist Party B to exercise those rights.

Article 54   The following rules and regulations shall be the annex of this contract by Party A, that is, Employee Manual, Job-Related Duty, Agreement of Training, Managerial Regulations of Human Resource, Measurement and Guide of Performance, Regulations of Performance Evaluation, Managerial Regulations of Labor Turnover and Managerial System of Attendance Tracking.

Article 55   The issues that are not stipulated in the contract or have confliction with the future relevant regulations of the State, Shaanxi Province and Xi’an City shall be carried out in accordance with related regulations.

Article 56   If both parties have agreed otherwise, the issues not stipulated in the contract shall comply with such agreement. If not, ‘the issues shall comply with laws, rules and regulations.

Article 57   Party B agrees that emergency contact person noted on the commission contract shall be taken as mandatory of Party B on condition that difficulty contact exists (including but not limited to the case of Party B due to illness be in hospital or lose personal freedom, etc.), the mandatory possesses the authority of mediation and conciliatory acceptance, get, sign and keep relevant documents.

Article 58   This contract shall have two copies and each party will have one.

This paper has no text.

Party A (Seal)                    Party B (Seal)

Legal representative

Legal representative

          (Seal) or

Commission agent

Place of signing: ________________________

Date of signing: _________ Day ______ Month ________ Year

Renewal of Labor Contract

The durational type of this renewal of labor contract is       term contract, the number of contract is         , the effective date of renewal contract is           Day           Month       Year         , and this renewal contract shall be terminated on.

Party A (Seal)	Party B (Seal)

Legal representative

       (Seal)

or Commission agent

_______Day _______ Month ________ Year

Alteration of the Labor Contract

Party A and Party B agree to modify this contract as follows on the basis of equality and free will through consultation:

Party A (Seal)	Party B (Seal)

Legal representative

       (Seal)

or Commission agent

_______Day _______ Month ________ Year